UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

VistaPrint Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton, Bermuda	HM 12
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 3, 2008, Anne S. Drapeau, the Executive Vice President and Chief People Officer of VistaPrint Limited (the “Registrant”), tendered her resignation effective September 30, 2008 (the “Resignation Date”), in order to join a human resources consulting company as a Managing Partner. In order to facilitate an effective transition of her responsibilities, the Registrant, the Registrant’s wholly-owned subsidiary VistaPrint USA, Incorporated (together with the Registrant, the “Company”) and Ms. Drapeau entered into a Transition Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Ms. Drapeau will continue to be employed by the Company through the Resignation Date and will continue to receive the same level of pay and benefits (including base salary, bonus and vesting of outstanding options) through the Resignation Date that she was entitled to immediately prior to the execution of the Transition Agreement. In the event the Company terminates Ms. Drapeau’s employment other than for “Cause” (as defined in the Transition Agreement) prior to the Resignation Date, the Company will pay her the compensation she would have earned from the effective date of the termination through the Resignation Date (including base salary and prorated bonus), and any of Ms. Drapeau’s outstanding, unvested options that would have vested on or before the Resignation Date but for such termination of employment shall become immediately exercisable in full. The Transition Agreement supersedes in its entirety the Executive Retention Agreement between the Company and Ms. Drapeau dated as of September 12, 2005, as amended.

The Transition Agreement is included in this filing as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Transition Agreement by and among the Registrant, VistaPrint USA, Incorporated, and Anne S. Drapeau dated as of April 3, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaPrint Limited

Date: April 7, 2008	By:	/s/ Harpreet Grewal
Harpreet Grewal
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Transition Agreement by and among the Registrant, VistaPrint USA, Incorporated, and Anne S. Drapeau dated as of April 3, 2008

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